Mondee Holdings, Inc. Announces Pricing of Secondary Offering of Common Stock by Selling Stockholders

Austin, Texas, June 7, 2023 — Mondee Holdings Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a technology-driven, next-generation marketplace, today announced the pricing of an underwritten offering of 5,250,000 shares of Mondee’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on behalf of certain stockholders (the “Selling Stockholders”) at a price of $10.00 per share. The offering is expected to close on June 9, 2023, subject to the satisfaction of customary closing conditions. The underwriters will have a 30-day option to purchase up to an additional 787,500 shares of Common Stock from the Selling Stockholders.

The Company is not selling any shares of Common Stock in the Offering and will not receive any proceeds from the Offering.

Morgan Stanley is acting as lead bookrunning manager and as representative of the underwriters for the offering. JMP Securities, A Citizens Company, is acting as an additional bookrunner for the offering. Roth Capital Partners and Northland Capital Markets are acting as co-managers for the offering.

The offering of these securities is being made only by means of a prospectus supplement and accompanying base prospectus. Mondee has filed a registration statement (including a base prospectus) on Form S-1 (File No. 333-271532) relating to these securities, which has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 10, 2023 and has also filed a preliminary prospectus supplement with the SEC for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. A copy of the prospectus supplement and base prospectus relating to this offering may be obtained from the website of the SEC at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying base prospectus for the offering may be obtained by contacting: Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

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ABOUT MONDEE
Established in 2011, Mondee is a travel technology Company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The Company's platform generates a substantial transactional volume annually and its network includes approximately 60,000 leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The Company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s expectations relating to the proposed registered secondary public offering, future growth, performance, business prospects and opportunities, strategies, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 19, 2023 and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

Media Contacts
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